Exhibit 99




                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350
                            AS ADOPTED PURSUANT TO
                   SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of Gallery of History, Inc., (the "Company") on Form 10-QSB for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Todd Axelrod, Chief Executive Officer of the Company and I, Rod Lynam, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section
13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in
all material respects, the financial condition and result of operations of the Company.




/s  Todd Axelrod                             /s  Rod Lynam
----------------                             -------------
Todd Axelrod                                 Rod Lynam
Chief Executive Officer                      Chief Financial Officer
August 13, 2002                              August 13, 2002